UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1711 Gold Drive South, Suite 100

Fargo, North Dakota 58103

(Address of principal executive offices)

(701) 353-2720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Peter J. Winger, Chief Financial Officer and Principal Financial and Accounting Officer, has advised the Trust (the “Company”) of his intent to resign effective August 15, 2013 due to personal reasons. He will continue to provide the Company with consulting services to assist with the transition through the end of the year, as needed. There are no known disagreements between Mr. Winger and the Trust.

We thank Mr. Winger for his years of dedicated and loyal service to the Trust.

(c) On August 6, 2013 the Trust (the “Company”) promoted Angie D. Stock to Chief Accounting Officer, and she will serve as the Company’s Principal Accounting Officer effective August 16, 2013.

Prior to joining the Company as the Financial Reporting Manager in May 2013, Ms. Stock had been employed by Widmer Roel PC, most recently as an audit manager in the firm’s Fargo, North Dakota office. Ms. Stock, age 35, is licensed as a CPA in the State of North Dakota, and Minnesota.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Stock and any of the Company’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Stock and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 9, 2013

INREIT REAL ESTATE INVESTMENT TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President